LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
QUARTERLY DIVIDEND

Waco, TX – October 21, 2010 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., announced that its quarterly dividend of $0.25 per share would be paid on or about December 15, 2010, to shareholders of record as of November 5, 2010.  The announcement follows the schedule for dividend payments throughout the company’s 2011 fiscal year, which was released on April 26, 2010, and is in addition to the previously announced, $0.25 special dividend to be paid out on October 29, 2010, to shareholders of record on October 15, 2010.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements.”  Since its incorporation in 1991, Life Partners has completed over 122,000 transactions for its worldwide client base of 26,000 high net worth individuals and institutions in connection with the purchase of over 6,300 policies totaling more than $2.7 billion in face value.

**********

LPHI-D

Contact:

Life Partners Holdings, Inc.
Shareholder Relations
254-751-7797
info@LPHI.com
www.lphi.com

4